EXHIBITS

Exhibit 99.1

CEO EXCHANGES COMMON STOCK FOR SERIES H PREFERRED STOCK?

Monday September 11, 7:20 am ET

COOPER CITY, FL--(MARKET WIRE)--Sep 11, 2006 -- China Direct Trading Corporation, a Florida corporation (OTC BB:CHDT.OB - News) (CHDT) announced today that it had entered into an agreement with Howard Ullman, CHDT Chief Executive Officer and President, whereby Mr. Ullman agreed to exchange 20 million of his shares of CHDT Common Stock for 20 million shares of a newly-created class of Series H Preferred Stock, $0.10 par value. The sole purpose of the transaction was to reduce the issued and outstanding shares of Common Stock. The Series H Stock provides for the same voting rights and has equal liquidation and dividend distribution rights as the Common Stock. The Series H Stock has no redemption or exchange rights, but is convertible into shares of Common Stock on a one for one basis upon demand of the shareholder. The exchange should be consummated on or before September 15th, 2006.

China Direct (www.chdt.us) is a holding company engaged through its operating subsidiaries in the following business lines: Overseas Building Supply (OBS) is engaged in manufacturing, distribution and logistics of building materials including but not limited to generators, roof tiles, interior doors, and insulation materials. CPS (www.completepower247.com) is a majority-owned subsidiary engaged in turnkey solutions for standby commercial and residential power generation. Souvenir Direct Inc. (SDI) is engaged in product development, manufacturing, distribution, logistics and product placement into mass retail of souvenir and gift items several countries. None of the web site URLs listed in this press release are incorporated into or are part of this press release.

Forward-Looking Statements

This press release, including any financial information and projections, contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on China Direct's and its subsidiaries' managements' current expectations and assumptions, and involve risks and uncertainties. Such expectations and assumptions may prove to be faulty or incorrect and actual results may differ significantly, materially from those anticipated results set forth in such statements. No forward-looking statement is or can be guaranteed. Current revenues and revenue growth is not a reliable indicator of future financial results and should not be relied upon by investors as such an indicator. The sale of power generators can be affected by a number of factors that are beyond the control of China Direct, including seasonal sales cycles, availability of affordable inventory financing, predatory pricing by competitors and weather conditions. China Direct undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this press release and risks associated with any investment in China Direct, which is a "penny stock" company (and as such is deemed a "highly risky investment") should be evaluated together with the many uncertainties that affect our business, particularly those stated in the cautionary statements and risk factors in current and future China Direct SEC Filings, which statements we hereby incorporate by reference herein. Such risks include, but are not limited to, Foreign, national, state and local government regulation, actions or initiatives, Changes in general economic conditions, consumer spending habits, or the sales environment which, in each case, could reduce demand for our products; Risks as a distributor of products produced by other companies; The risk our outstanding litigation could result in settlements or judgments which are material to us; Dilution from any potential issuance of common or convertible preferred stock or convertible debt in connection with financings or acquisition activities; and risks that we may not realize or anticipate.

CONTACT:
     CONTACT:
     Contact:
     Rich Schineller
     941.918.1913
     rich@chdt.us